Schedule A

                         RULE 10f-3 TRANSACTIONS REPORT
                     January 1, 2003 through June 30, 2003
             Affiliated Underwriter: Banc of America Securities, LLC

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

                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
------------------------------------------------------------------------------------------------------------------------------------
NATIONS SEPARATE ACCOUNT
 TRUST PORTFOLIOS
NATIONS ASSET ALLOCATION
 PORTFOLIO
Goldman Sachs, 4.125%,
 1/15/08                          1      01/06/03   01/06/03   Goldman Sachs     6,000       $99.973     $5,998       0.00%    0.04%
                                                               Credit Suisse
Pepco Holdings Corp.              1      01/15/03   01/15/03   First Boston     12,000       $99.891    $11,987       0.00%    0.09%
                                                               Salomon Smith
Pulte Homes Inc.                  1      01/29/03   01/29/03      Barney         5,000       $99.051     $4,953       0.00%    0.04%
                                                               Credit Suisse
Boeing Co. 5.125 2/15/13          1      02/06/03   02/06/03   First Boston      5,000       $99.458     $4,973       0.00%    0.04%
Marsh & McLennan                  1      02/11/03   02/11/03   Goldman Sachs     2,000       $99.761     $1,995       0.00%    0.02%
Potash Corp of                                                 Credit Suisse
  Saskatchewan                    1      02/27/03   02/27/03   First Boston      2,000       $99.438     $1,989       0.00%    0.02%
Target Corp.                      1      03/03/03   03/03/03   J.P. Morgan       9,000       $99.760     $8,978       0.00%    0.07%
                                                               Salomon Smith
Centerpoint Energy                1      03/13/03   03/13/03      Barney         2,000       $99.632     $1,993       0.00%    0.01%
BHP Billiton Finance              1      04/14/03   04/14/03   Citigroup         4,000       $99.890     $3,996       0.00%    0.03%
Cox Enterprises Corporation       3      04/14/03   04/14/03   J.P. Morgan       3,000       $99.935     $2,998       0.00%    0.02%
Wal-Mart  4.55% 5/1/13            1      04/22/03   04/22/03   Lehman Brothers   8,000       $99.753     $7,980       0.00%    0.06%
Hartford Financial Services       1      05/19/03   05/19/03   Wachovia          3,000       $99.884     $2,997       0.00%    0.02%
Daimler Chrysler 3.375% 6/4/08    1      05/28/03   05/28/03   Deutche Bank     20,000       $99.657    $19,931       0.00%    0.13%
Rio Tinto Financial USA Ltd       1      06/12/03   06/12/03   J.P. Morgan       4,000       $99.978     $3,999       0.00%    0.03%
Electronic Data Systems           1      06/25/03   06/25/03   Citigroup         2,000       $98.434     $1,969       0.00%    0.01%

NATIONS HIGH YIELD BOND PORTFOLIO
Georgia Pacific Corp. 9.375%
 2/01/13                          3      01/23/03   01/23/03   Goldman Sachs    198,720      $100.000    $198,720     0.04%    0.51%
Star Gas Partners, L.P.           3      02/03/03   02/03/03   J.P. Morgan      192,008       $98.470    $189,070     0.10%    0.47%
                                                               Salomon Smith
Southern Natural Gas Company      3      02/28/03   02/28/03      Barney        182,628       $98.710    $180,272     0.05%    0.43%
                                                               Salomon Smith
ANR Pipeline Company              3      02/28/03   02/28/03      Barney         39,487       $98.710     $38,978     0.01%    0.09%
                                                               Salomon Smith
Unisys Corp.                      1      03/12/03   03/12/03      Barney         84,421       $99.319     $83,846     0.03%    0.19%
                                                               Salomon Smith
Can West Media Inc.               3      03/31/03   03/31/03      Barney        155,000      $100.000    $155,000     0.08%    0.34%
Vivendi Universal S. A.           3      04/03/03   04/03/03   Goldman Sachs    140,000      $100.000    $140,000     0.01%    0.30%
Six Flags                         3      04/09/03   04/09/03   Lehman Brothers   55,000      $100.000     $55,000     0.01%    0.12%
Equistar Chemicals, LP            3      04/14/03   04/14/03   Salomon Brothers 190,000      $100.000    $190,000     0.06%    0.40%
Owens-Illinois Group, Inc.        3      04/29/03   04/29/03   Deutche Bank      70,000      $100.000     $70,000     0.02%    0.14%
Vertis                            3      05/22/03   05/22/03   Deutche Bank     130,000       $97.347    $126,551     0.05%    0.25%
Crum & Forster                    3      05/29/03   05/29/03   J.P. Morgan      232,764       $96.000    $223,453     0.12%    0.44%
Tenneco Automotive Inc.           3      06/10/03   06/10/03   J.P. Morgan       35,000      $100.000     $35,000     0.01%    0.06%
American Color Graphics           3      06/19/03   06/19/03   Morgan Stanley   175,000      $100.000    $175,000     0.06%    0.32%

NATIONS MARSICO 21ST CENTURY
 PORTFOLIO
FormFactor, Inc.                  1      06/11/03   06/11/03   Lehman Brothers    1,442       $14.000     $20,188     0.02%    0.28%
FormFactor, Inc.                  1      06/11/03   06/11/03   Morgan Stanley     8,680       $14.000    $121,520     0.14%    1.70%
                                                                 Needham &
FormFactor, Inc.                  1      06/11/03   06/11/03     Company,         2,898       $14.000     $40,572     0.05%    0.57%
                                                               Thomas Weisel
FormFactor, Inc.                  1      06/11/03   06/11/03      Partners        1,442       $14.000     $20,188     0.02%    0.28%

NATIONS VALUE PORTFOLIO
Hartford Financial Services
 Group                            1      05/19/03   05/19/03   Goldman Sachs      2,700       $45.500    $122,850     0.01%    0.47%
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).